SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2005

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Failure to Satisfy a Continued Listing Rule or Standard.

VCampus Corporation issued the following press release today:

FOR IMMEDIATE RELEASE

Contact:

Fiona Abolade

VCampus Corporation

(703) 654-7221

fabolade@vcampus.com

VCAMPUS RECEIVES NASDAQ DEFICIENCY NOTICE

RELATED TO LISTING REQUIREMENTS

RESTON, VA, November 23, 2005 - VCampus Corporation (“The Company”) (NASDAQ: VCMP) today announced it received a notice on November 17, 2005 from the Nasdaq Stock Market indicating the Company is not in compliance with Nasdaq’s requirements for continued listing because the Company did not have:  (i) a minimum of $2,500,000 in stockholders’ equity as of September 30, 2005; (ii) at least $35,000,000 market value of listed securities, or (iii) at least $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Nasdaq requires compliance with one of the foregoing criteria for continued inclusion under Nasdaq Marketplace Rule 4310(c)(2)(B).  Such letters are standard procedure when a listed company does not meet the requirements listed above and the notification has no effect on the listing of the Company’s common stock at this time.  Nasdaq stated in its notice that it is reviewing the Company’s eligibility for continued listing on the Nasdaq Capital Market and in order to facilitate the review, the Company plans to provide Nasdaq with a specific plan on how it intends to achieve and sustain compliance with all the Nasdaq Capital Market listing requirements.  As reported in the Company’s Form 10-Q for the quarter ended September 30, 2005, the Company had stockholders’ equity of $1,920,708 at September 30, 2005.

“Maintaining our listing on the Nasdaq Capital Market is important to us and our efforts to build long-term shareholder value.  We expect to close an equity financing in the next few days that, upon closing, will allow us to demonstrate compliance with Nasdaq’s stockholders’ equity test,” said Nat Kannan, Chief Executive Officer of VCampus.

If, upon conclusion of the review process, Nasdaq determines that an equity financing or other compliance plan does not adequately address the issue of compliance with Nasdaq’s listing requirements, the Company would receive written notification from Nasdaq that its securities are subject to being delisted and the Company will have the option of requesting a hearing and appealing the decision to a Nasdaq Listing Qualifications Panel.  In the event the Company’s common stock was delisted from the Nasdaq Capital Market, the Company expects that its common stock would be eligible for quotation on the Nasdaq Over-the-Counter Bulletin Board without interruption or delay.

About VCampus®
VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With over a decade of e-Learning experience, VCampus has delivered 3.0 million courses to 950,000 desktops/users in associations, non-profits, corporations, government agencies and higher education institutions. VCampus distributes a courseware library of more than 3,400 web-based courses. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” and “Select Partner” are registered trademarks of VCampus Corporation.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “designed to,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2004 and other SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: November 23, 2005
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer